Exhibit 99.2

Clearwater Paper Corporation Second Quarter 2013 Supplemental Information Linda Massman President, Chief Executive Officer and Director John Hertz Senior Vice President, Finance and Chief Financial Officer

Forward-Looking Statements This supplemental information contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding outlook for Q3 2013, production, product volumes shipped, product pricing, pulp costs, wood fiber costs and supply, chemical costs, transportation costs, energy costs including natural gas, cost and timing of major maintenance and repairs, corporate expenses, production and shipments from our new tissue machine and converting lines in Shelby, North Carolina and our Pro Forma Quarterly Run Rate. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, as well as the following: • customer acceptance and timing of purchases of our new through-air-dried (TAD) products and capacity; • difficulties with the optimization and realization of the benefits expected from our new TAD paper machine and converting lines in Shelby, North Carolina; • increased dependence on wood pulp; • changes in the cost and availability of wood fiber and wood pulp; • changes in transportation costs and disruptions in transportation services; • manufacturing or operating disruptions, including equipment malfunction and damage to our manufacturing facilities; • changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; • competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors; • changes in customer product preferences and competitors' product offerings; • changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; • increased supply and pricing pressures resulting from increasing Asian paper production capabilities; • cyclical industry conditions; • reliance on a limited number of third-party suppliers for raw materials; • labor disruptions; and • inability to successfully implement our expansion strategies. Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forwardlooking statements, whether as a result of new information, future events or otherwise. 1

Financial Summary(Unaudited)1 Non-GAAP measure – See definition and reconciliation to GAAP. 2Net sales $ 457,798 $ 473,572 $ 480,233 $ 462,701 $ 460,824 $ 471,002 $ 931,370 $ 931,826 Adjusted gross profit1 $ 54,722 $ 76,040 $ 70,411 $ 66,273 $ 46,798 $ 57,494 $ 130,762 $ 104,292 Adjusted gross profit margin 12.0% 16.1% 14.7% 14.3% 10.2% 12.2% 14.0% 11.2% Adjusted selling, general and administrative expense1 ($28,501) ($29,249) ($28,848) ($31,059) ($30,660) ($27,908) ($57,750) ($58,568) Adjusted operating income (loss) 1 $ 26,221 $ 46,791 $ 41,563 $ 35,214 $ 16,138 $ 29,586 $ 73,012 $ 45,724 Consumer Products 26,271 26,710 18,453 22,927 10,307 15,828 52,981 26,135 Pulp and Paperboard 11,658 32,001 34,449 25,802 17,553 24,772 43,659 42,325 Corporate and eliminations (11,708) (11,920) (11,339) (13,515) (11,722) (11,014) (23,628) (22,736) Interest expense, net ($9,728) ($9,147) ($7,900) ($7,021) ($10,982) ($11,094) ($18,875) ($22,076) Adjusted income tax provision 1 ($6,692) ($14,670) ($12,573) ($8,800) ($2,713) ($6,913) ($21,362) ($9,626) Adjusted net earnings 1 $ 9,801 $ 22,974 $ 21,090 $ 19,393 $ 2,443 $ 11,579 $ 32,775 $ 14,022 Depreciation and amortization expense 19,548 19,730 19,199 20,856 22,151 23,253 39,278 45,404 Adjusted EBITDA 1 $ 45,769 $ 66,521 $ 60,762 $ 56,070 $ 38,289 $ 52,839 $ 112,290 $ 91,128 Consumer Products 39,436 39,962 31,728 37,782 26,399 32,858 79,398 59,257 Pulp and Paperboard 17,669 38,012 39,974 31,368 23,212 30,550 55,681 53,762 Corporate (11,336) (11,453) (10,940) (13,080) (11,322) (10,569) (22,789) (21,891) Adjusted EBITDA margin 1 10.0% 14.0% 12.7% 12.1% 8.3% 11.2% 12.1% 9.8% Diluted adjusted net earnings per common share 1 $ 0.42 $ 0.97 $ 0.89 $ 0.82 $ 0.11 $ 0.52 $ 1.39 $ 0.62 Debt to rolling four quarter total Adjusted EBITDA 1 2.6 2.4 2.3 2.3 2.9 3.1 2.4 3.1 2

Q2-13 vs. Q1-13 Consolidated Adjusted EBITDA1 Bridge 1 Non-GAAP measure – See definition and reconciliation to GAAP. Price/Mix Favorable TAD tissue mix along with lower promotional spending and higher pricing for non-retail tissue and paperboard products Volume Higher non-retail tissue and paperboard shipments mostly offset by decreased retail tissue shipment tons Wood Fiber Lower Idaho fiber costs partially offset by slightly higher costs in Arkansas Pulp Higher external pricing CPD Transition Costs Consumed 3,300 fewer tons of purchased paper, improved converting run rates and reduced internal transportation costs CPD Maintenance More scheduled projects Packaging Supplies Higher converted case production and increased production mix of facial Energy Higher primarily due to increased natural gas pricing Medical Benefits Better claim experience for employee and retiree medical Maintenance Outage No scheduled Arkansas outage during quarter Arkansas Operations Disruptions Recovery boiler issues and unplanned electrical outage SG&A Lower bad debt expense and true-up of profit-dependent accruals $30,000 $35,000 $40,000 $45,000 $50,000 $55,000 $60,000 $65,000 $70,000 $75,000 $80,000 Adj. EBITDA1 (000's)3

Q2-13 vs. Q2-12 Consolidated Adjusted EBITDA1 Bridge 1 Non-GAAP measure – See definition and reconciliation to GAAP. Price/Mix Favorable TAD tissue mix partially offset by lower pricing in non-retail tissue and paperboard products Volume Lower non-retail tissue and paperboard shipments partially offset by higher retail tissue shipments Wood Fiber Lower Idaho fiber costs partially offset by slightly higher costs in Arkansas Pulp Slightly lower external pricing CPD Transition Costs Higher purchased paper and transportation costs CPD Maintenance More scheduled projects as well as incremental cost related to Shelby expansion Packaging Supplies Higher converted case production as well as pricing increases on corrugated boxes and poly wrapping Energy Higher primarily due to increased natural gas pricing Wages and Benefits Merit increases and higher benefit costs Arkansas Operations Disruptions Recovery boiler issues and unplanned electrical outage SG&A Lower bad debt expense and true-up of profit-dependent accruals $30,000 $35,000 $40,000 $45,000 $50,000 $55,000 $60,000 $65,000 $70,000 $75,000 $80,000 Adj. EBITDA1 (000's) 4

Key Segment Results - Consumer Products(Unaudited) 5 1 Includes away-from-home (AFH), contract, machine-glazed (MG) and parent roll tissue products. 2 Includes retail, AFH, contract and machine-glazed tissue case products.3 Non-GAAP measure – See definition and reconciliation to GAAP.Shipments Non-Retail (short tons) 1 53,343 60,481 64,731 59,100 55,235 57,012 Retail (short tons) 75,425 72,497 74,117 71,633 77,361 75,045 Total Tissue Tons 128,768 132,978 138,848 130,733 132,596 132,057 Converted Products (cases in thousands) 2 13,117 13,505 13,752 13,302 13,781 14,021 Sales Price Non-Retail ($/short ton) 1 $ 1,470 $ 1,486 $ 1,450 $ 1,448 $ 1,432 $ 1,475 Retail ($/short ton) 2,645 2,665 2,687 2,723 2,661 2,740 Total Tissue $ 2,158 $ 2,129 $ 2,110 $ 2,147 $ 2,149 $ 2,194 Adjusted EBITDA3 $ 39,436 $ 39,962 $ 31,728 $ 37,782 $ 26,399 $ 32,858 Adj. EBITDA Margin3 14.2% 14.1% 10.8% 13.5% 9.3% 11.3% 5

Clearwater Tissue Shipments and U.S. Retail Tissue Market Retail 57% MG 16% AFH 6% Parent Rolls 18% Other 3%CLW Q2 2013 By Segment (% of Tons)Total Retail Tissue Share (Equivalent Cases) 26% 74% 100% % Change Q2-13 YTD vs. Q2-12 YTD 2.4% 2.2% 2.2% AFH 6% Parent Rolls 19% Other 3% CLW Q1 2013 By Segment (% of Tons) Data Source: IRI Worldwide US Multi-outlet for Total Retail.6

Q2-13 vs. Q1-13 Consumer Products Adjusted EBITDA1 Bridge 1 Non-GAAP measure – See definition and reconciliation to GAAP. Price/Mix Favorable mix shift to increased TAD bathroom tissue shipments and higher pricing for non-retail products Volume Decreased retail shipment tons partially offset by increased non-retail shipments Pulp Higher external pricing CPD Transition Costs Consumed 3,300 fewer tons of purchased paper, improved converting run rates and reduced internal transportation costs CPD Maintenance More scheduled projects Packaging Supplies Higher converted case production and increased production mix of facial Medical Benefits Better claim experience for employee and retiree medical SG&A Lower bad debt expense and true-up of profit-dependent accruals 7 Current Quarter vs Prior Quarter $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 Segment Adj. EBITDA1 (000's) 7

Key Segment Results – Pulp and Paperboard (Unaudited) 8 1 Non-GAAP measure – See definition and reconciliation to GAAP. Shipments Paperboard (short tons) 182,198 193,285 195,097 190,339 186,350 190,518 Sales Price Paperboard ($/short ton) $ 968 $ 975 $ 948 $ 936 $ 935 $ 946Adjusted EBITDA1 $ 17,669 $ 38,012 $ 39,974 $ 31,368 $ 23,212 $ 30,550Adj. EBITDA Margin1 10.0% 20.2% 21.6% 17.6% 13.3% 17.0% 8

Clearwater Paperboard Shipments and U.S. Paperboard Market U.S. Paperboard Production Category Clearwater Other Total Domestic SBS1 Market Share 13% 87% Folding 18% 82% Food Service 2 14% 86% Liquid Packaging 6% 94%Data Source: American Forest and Paper Association. Based on domestic production only.Folding 57% Food Service 2 32% LCLW Q2 2013 By Segment (% of Tons) Folding 58% Food Service 2 31% Liquid Pkg 11% CLW Q1 2013 By Segment (% of Tons) 1 Solid Bleached Sulfate 2 Foodservice includes Cup, Plate, Dish and Tray products 9

Q2-13 vs. Q1-13 Pulp and Paperboard Adjusted EBITDA1 Bridge 1 Non-GAAP measure – See definition and reconciliation to GAAP. Price/Mix Higher pricing due to better product mix and price increases Volume Higher due to consignment build in Q1’13 Wood Fiber Lower Idaho fiber costs due to higher availability of fiber from strong lumber market Energy Higher natural gas costs Maintenance Outage No scheduled Arkansas outage during quarter Arkansas Operational Disruptions Recovery boiler issues and unplanned electrical outage SG&A Lower bad debt expense and true-up of profitdependent accruals Current Quarter vs Prior Quarter $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 Segment Adj. EBITDA1 (000's)10

Third Quarter 2013 Outlook (Compared to Q2’13)1 Consumer Products Pulp and Paperboard Corporate Production volumes Paper and converting production up as transition progresses (1-3% higher) Down due to Idaho maintenance outage (1-2% lower) Shipment volumes Higher retail cases and non-retail tons (1-3% higher) Higher due to seasonality and stronger backlogs (2-3% higher) Price/Mix Up moderately - Higher TAD tissue shipments (1-3% higher) Higher due to previously announced price increases (2-3% higher) Pulp/Wood/Fiber costs Moderately higher external pulp costs and lower internal pulp usage due to Idaho maintenance outage ($2-3M higher) Stable Chemical costs Stable Stable Transportation costs Stable Stable Energy costs Stable Stable Maintenance & Repairs Stable Idaho maintenance outage $16.5 million ($13M with 10 days paper machine downtime and $3.5M of other outage costs) SG&A Up Slightly Up Slightly Q3 and Q4 run rate of $11M-$12M 1 This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 11

Bridge to Pro Forma $75 Million Quarterly Run Rate1 1 Assumes no change in prices or input costs from Q2 2013. This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Non-GAAP measure – See definition and reconciliation to GAAP. 3 In September 2012 we announced a $300 million adjusted EBITDA target for 2014, which was based on 2011 prices and input costs. This table shows percentage changes in certain price and input costs between 2011 and Q2 2013. Price & Unit Input Costs Q2-2013 vs. 2011 % Change 3 Paperboard Pricing 2.1% External Pulp 6.0% Wood/Fiber 5.7% Natural Gas 2.1% Chemicals 5.8% Diesel Fuel 8.5% 12

Adjusted Gross Profit & SGA Reconciliation from Non-GAAP Measures (Unaudited) 1 Gross profit defined as net sales minus cost of sales. 2 Adjusted gross profit and adjusted selling, general and administrative expenses excludes the impact of the items listed that we do not believe are indicative of our core operating performance. 13(Dollars in thousands) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 2012 2013Gross profit1 $ 54,722 $ 75,026 $ 70,411 $ 66,273 $ 46,615 $ 56,481 $ 129,748 $ 103,096 Costs associated with announced Thomaston facility closure - - - - 183 1,013 - 1,196 Loss on sale of foam assets - 1,014 1,014 - Adjusted gross profit2 $ 54,722 $ 76,040 $ 70,411 $ 66,273 $ 46,798 $ 57,494 $ 130,762 $ 104,292 Selling, general and administrative expenses ($29,074) ($30,529) ($30,649) ($30,793) ($34,132) ($26,767) ($59,603) ($60,899) Expenses associated with Metso litigation 990 958 - 71 - - 1,948 - Directors' equity-based compensation (benefit) expense (417) 322 1,801 (337) 3,472 (1,141) (95) 2,331 Adjusted selling, general and administrative expenses2 ($28,501) ($29,249) ($28,848) ($31,059) ($30,660) ($27,908) ($57,750) ($58,568) 13

Adjusted Operating Income (Loss) Reconciliation from Non-GAAP Measures (Unaudited) 1 Adjusted operating income (loss) excludes the impact of the items listed that we do not believe are indicative of our core operating performance. 14 (Dollars in thousands) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 2012 2013 Consumer Products Operating income $ 26,271 $ 25,696 $ 18,453 $ 22,927 $ 10,124 $ 14,815 $ 51,967 $ 24,939 Costs associated with announced Thomaston facility closure - - - - 183 1,013 - 1,196 Loss on sale of foam assets - 1,014 - - - - 1,014 - Adjusted Consumer Products operating income1 $ 26,271 $ 26,710 $ 18,453 $ 22,927 $ 10,307 $ 15,828 $ 52,981 $ 26,135 Pulp and Paperboard Operating Income $ 11,658 $ 32,001 $ 34,449 $ 25,802 $ 17,553 $ 24,772 $ 43,659 $ 42,325 Adjusted Pulp and Paperboard operating income1 $ 11,658 $ 32,001 $ 34,449 $ 25,802 $ 17,553 $ 24,772 $ 43,659 $ 42,325 Corporate Operating loss ($12,281) ($13,200) ($13,140) ($13,249) ($15,194) ($9,873) ($25,481) ($25,067) Expenses associated with Metso litigation 990 958 - 71 - - 1,948 - Directors' equity-based compensation (benefit) expense (417) 322 1,801 (337) 3,472 (1,141) (95) 2,331Adjusted Corporate operating loss 1 ($11,708) ($11,920) ($11,339) ($13,515) ($11,722) ($11,014) ($23,628) ($22,736) 14

Adjusted Net Earnings Reconciliation from Non-GAAP Measures (Unaudited) 1 All non-tax items are tax effected at the expected annual rate for that period. 2 Adjusted net earnings and Adjusted diluted net earnings per common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance. 15 (Dollars in thousands - except per-share amounts) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 2012 2013 GAAP net earnings (loss) $ 3,726 $ 21,489 $ 19,064 $ 19,852 ($882) $ 11,658 $ 25,215 $ 10,776 Special items, after tax: 1 Loss on sale of foam assets - 658 - - - - 658 - Expenses associated with Metso litigation 647 622 - 41 - - 1,269 - Debt retirement costs - - - - 10,781 - - 10,781 Directors' equity-based compensation (benefit) expense (273) 209 1,018 (194) 2,194 (706) (64) 1,488 Costs associated with announced Thomaston facility closure - - - - 116 627 – 743 Discrete tax items related to credit conversions 5,700 (4) 1,008 (306) (9,766) - 5,696 (9,766) Adjusted net earnings 2 $ 9,801 $ 22,974 $ 21,090 $ 19,393 $ 2,443 $ 11,579 $ 32,775 $ 14,022 Diluted net earnings (loss) per common share $ 0.16 $ 0.91 $ 0.80 $ 0.84 ($0.04) $ 0.52 $ 1.07 $ 0.48 Special items, after tax: 1 Loss on sale of foam assets - 0.03 - - - - 0.03 - Expenses associated with Metso litigation 0.03 0.03 - - - - 0.05 - Debt retirement costs - - - - 0.47 - - 0.47 Directors' equity-based compensation (benefit) expense (0.01) 0.01 0.04 (0.01) 0.10 (0.03) - 0.07 Costs associated with announced Thomaston facility closure - - - - 0.01 0.03 - 0.03 Discrete tax items related to credit conversions 0.24 - 0.04 (0.01) (0.43) - 0.24 (0.43)Diluted adjusted net earnings per common share 2 $ 0.42 $ 0.97 $ 0.89 $ 0.82 $ 0.11 $ 0.52 $ 1.39 $ 0.62 15

Adjusted Net Earnings Reconciliation from Non-GAAP Measures (Unaudited) 1 All non-tax items are tax effected at the expected annual rate for that period. 2 Adjusted net earnings and Adjusted diluted net earnings per common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance. 15 (Dollars in thousands - except per-share amounts) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 2012 2013 GAAP net earnings (loss) $ 3,726 $ 21,489 $ 19,064 $ 19,852 ($882) $ 11,658 $ 25,215 $ 10,776 Special items, after tax: 1Loss on sale of foam assets - 658 - - - - 658 - Expenses associated with Metso litigation 647 622 - 41 - - 1,269 - Debt retirement costs - - - - 10,781 - - 10,781 Directors' equity-based compensation (benefit) expense (273) 209 1,018 (194) 2,194 (706) (64) 1,488 Costs associated with announced Thomaston facility closure - - - - 116 627 – 743 Discrete tax items related to credit conversions 5,700 (4) 1,008 (306) (9,766) - 5,696 (9,766) Adjusted net earnings 2 $ 9,801 $ 22,974 $ 21,090 $ 19,393 $ 2,443 $ 11,579 $ 32,775 $ 14,022 Diluted net earnings (loss) per common share $ 0.16 $ 0.91 $ 0.80 $ 0.84 ($0.04) $ 0.52 $ 1.07 $ 0.48 Special items, after tax: 1 Loss on sale of foam assets - 0.03 - - - - 0.03 - Expenses associated with Metso litigation 0.03 0.03 - - - - 0.05 - Debt retirement costs - - - - 0.47 - - 0.47 Directors' equity-based compensation (benefit) expense (0.01) 0.01 0.04 (0.01) 0.10 (0.03) - 0.07 Costs associated with announced Thomaston facility closure - - - - 0.01 0.03 - 0.03 Discrete tax items related to credit conversions 0.24 - 0.04 (0.01) (0.43) - 0.24 (0.43) Diluted adjusted net earnings per common share 2 $ 0.42 $ 0.97 $ 0.89 $ 0.82 $ 0.11 $ 0.52 $ 1.39 $ 0.62 16

CLEARWATER PAPER

Reconciliation from Non-GAAP Measures

(Unaudited)

(Dollars in thousands)	Q2'11	Q3'11	Q4'11	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13	Six Months Ended June 30, 2012	Six Months Ended June 30, 2013
Earnings before interest, income taxes, and depreciation & amortization (EBITDA)[1]											
GAAP net earnings (loss)	$ 13,923	$ 8,645	$ 11,502	$ 3,726	$ 21,489	$ 19,064	$ 19,852	($882)	$ 11,658	$ 25,215	$ 10,776
Interest expense, net[2]	10,992	12,100	10,384	9,728	9,147	7,900	7,021	28,040	11,094	18,875	39,134
Income tax provision (benefit)	8,649	5,928	10,536	12,194	13,861	12,798	8,607	(14,675)	6,962	26,055	(7,713)
Depreciation and amortization expense	18,870	19,569	19,825	19,548	19,730	19,199	20,856	22,151	23,253	39,278	45,404
EBITDA[1]	**$ 52,434**	**$ 46,242**	**$ 52,247**	**$ 45,196**	**$ 64,227**	**$ 58,961**	**$ 56,336**	**$ 34,634**	**$ 52,967**	**$ 109,423**	**$ 87,601**
Lewiston, Idaho sawmill sale related adjustments	-	-	2,883	-	-	-	-	-	-	-	-
Loss on sale of foam assets	-	-	-	-	1,014	-	-	-	-	1,014	-
Expenses associated with Metso litigation	-	-	-	990	958	-	71	-	-	1,948	-
Directors' equity-based compensation (benefit) expense	(660)	458	843	(417)	322	1,801	(337)	3,472	(1,141)	(95)	2,331
Costs associated with announced Thomaston facility closure	-	-	-	-	-	-	-	183	1,013	-	1,196
Adjusted EBITDA[3]	**$ 51,774**	**$ 46,700**	**$ 55,973**	**$ 45,769**	**$ 66,521**	**$ 60,762**	**$ 56,070**	**$ 38,289**	**$ 52,839**	**$ 112,290**	**$ 91,128**

[1] EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2] Interest expense, net for first quarter 2013 includes debt retirement costs of $17.1 million.

[3] Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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Segment Reconciliation from Non-GAAP Measures (Unaudited)

(Dollars in thousands)	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13	Six Months Ended June 30, 2012	Six Months Ended June 30, 2013
Consumer Products								
Operating income	$ 26,271	$ 25,696	$ 18,453	$ 22,927	$ 10,124	$ 14,815	$ 51,967	$ 24,939
Depreciation and amortization expense	13,165	13,252	13,275	14,855	16,092	17,030	26,417	33,122
Segment EBITDA[1]	**$ 39,436**	**$ 38,948**	**$ 31,728**	**$ 37,782**	**$ 26,216**	**$ 31,845**	**$ 78,384**	**$ 58,061**
Loss on sale of foam assets	-	1,014	-	-	-	-	1,014	-
Costs associated with announced Thomaston facility closure	-	-	-	-	183	1,013	-	1,196
Segment Adjusted EBITDA[2]	**$ 39,436**	**$ 39,962**	**$ 31,728**	**$ 37,782**	**$ 26,399**	**$ 32,858**	**$ 79,398**	**$ 59,257**
Pulp and Paperboard								
Operating income	$ 11,658	$ 32,001	$ 34,449	$ 25,802	$ 17,553	$ 24,772	$ 43,659	$ 42,325
Depreciation and amortization expense	6,011	6,011	5,525	5,566	5,659	5,778	12,022	11,437
Segment EBITDA[1]	**$ 17,669**	**$ 38,012**	**$ 39,974**	**$ 31,368**	**$ 23,212**	**$ 30,550**	**$ 55,681**	**$ 53,762**
Segment Adjusted EBITDA[2]	**$ 17,669**	**$ 38,012**	**$ 39,974**	**$ 31,368**	**$ 23,212**	**$ 30,550**	**$ 55,681**	**$ 53,762**
Corporate								
Operating income	($12,281)	($13,200)	($13,140)	($13,249)	($15,194)	($9,873)	($25,481)	($25,067)
Depreciation and amortization expense	372	467	399	435	400	445	839	845
Segment EBITDA[1]	**($11,909)**	**($12,733)**	**($12,741)**	**($12,814)**	**($14,794)**	**($9,428)**	**($24,642)**	**($24,222)**
Expenses associated with Metso litigation	990	958	-	71	-	-	1,948	-
Directors' equity-based compensation (benefit) expense	(417)	322	1,801	(337)	3,472	(1,141)	(95)	2,331
Segment Adjusted EBITDA[2]	**($11,336)**	**($11,453)**	**($10,940)**	**($13,080)**	**($11,322)**	**($10,569)**	**($22,789)**	**($21,891)**

[1] Segment EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is segment operating income. Segment EBITDA is segment operating income adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income computed under GAAP.

[2] Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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